                             PARTICIPATION AGREEMENT

                                     BETWEEN

                        FIDELITY DISTRIBUTORS CORPORATION

                                       AND

                     SECURITY BENEFIT LIFE INSURANCE COMPANY

         THIS AGREEMENT,  made and entered into as of this 1st day of July, 2001 by and  between  Security  Benefit  Life  Insurance  Company,  (hereinafter  the
"Company"),  a Kansas  corporation,  on its own  behalf  and on  behalf  of each segregated  asset account of the Company set forth on Schedule A hereto,  as may be amended from time to time, (each such account  hereinafter  referred to as an
"Account"  and  collectively  as  the  "Accounts"),  and  FIDELITY  DISTRIBUTORS
CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

         WHEREAS, each Fund set forth on Schedule A hereto (which may be amended from time to time by mutual written  consent) engages in business as an open-end management investment company.

         WHEREAS,  the  beneficial  interest  in any  Fund may be  divided  into several series of shares, each designated a "Portfolio" as set forth in Schedule
A and representing the interest in a particular  managed portfolio of securities and other assets; and

         WHEREAS,  the  Company  has  established  the  Accounts,  to  serve  as investment  vehicles for the annuity  contracts offered by the Company set forth on Schedule A (which may be amended from time to time by mutual written consent)
("Contracts"). Selection of a particular investment company is made by the owner of a  Contract  ("Contract  Owner") in  accordance  with the  provisions  of the applicable Contract; and

         WHEREAS,  the  Underwriter  is registered as a  broker/dealer  with the
Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934,  as  amended,  (hereinafter  the "1934  Act"),  and is a member in good standing of the National  Association of Securities Dealers,  Inc.  (hereinafter
"NASD"); and

         WHEREAS, to the extent permitted by applicable securities and insurance laws and  regulations,  the Company intends to purchase shares in the Portfolios on behalf of each  Account to fund  certain of the  aforesaid  variable  annuity contracts.

         NOW, THEREFORE,  in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.  SALE OF FUND SHARES

         1.1. The Underwriter  agrees to make available shares of the Portfolios indefinitely  for  purchase  at the  applicable  net asset  value per share next computed in accordance with the then current  prospectus for the applicable Fund after  receipt by the  applicable  Fund of the order for purchase by the Company and its Accounts on those days on which the applicable  Fund  calculates its net asset value  pursuant to rules of the SEC;  provided that the Company  qualifies for any sales load waiver  described  in the then  current  prospectus  for such
Portfolio.  For purposes of Sections 1.1 and 1.2, the Company shall be the agent of the Funds for the  limited  purpose  of  accepting  orders  of  purchase  and redemption for shares of the Funds on behalf of the Accounts, and receipt by the
Company  shall  therefore  constitute  receipt  by the Fund of such  orders  for purposes  of  determining  the net  asset  value at which  such  orders  will be executed,  so long as the  requirements  of the rest of this  paragraph are met.
Beginning  within  three months of the  effective  date of this  Agreement,  the
Company agrees that orders for the purchase or redemption of shares of the Funds on behalf of the Accounts will be placed  directly by the Company with the Funds or their transfer agent by electronic  transmission  or the National  Securities
Clearing  Corporation  subject to an Agency Trading  Agreement  executed by both
parties.   Company  shall  transmit  orders  directly  to  the  Funds  or  their designee(s)  by 3:00 a.m.  Eastern Time of the calendar day next  following  the
Business Day on which the Order was accepted by Company (provided again that the
Company's  orders shall reflect only orders it receives from owners of Contracts or participants under Contracts prior to 4:00 p.m. Eastern Time). The Funds will execute  purchase and redemption  orders at the net asset value determined as of the close of  trading  on the day of  receipt  of such  orders  by the  Company, provided that such orders are received by the Funds by 3:00 a.m. Eastern Time of the calendar day next following the Business Day on which the Order was accepted by Company  AND  payment  for such orders is received by the Funds no later than the close of the Fedwire  system on the Business Day  following the day on which purchase  instructions  are  treated  as  having  been  received  by the  Funds.
"Business  Day"  shall  mean any day the New  York  Stock  Exchange  is open for trading. Payment for net purchases shall be federal funds transmitted by wire by the Company to a custodial account designated by the Funds. Likewise, orders for net redemptions of shares of the Funds will be made in federal funds transmitted by wire from the  Funds'  custodial  account  to an  account  designated  by the
Company.  Upon receipt by a Fund of the federal funds so wired,  for purposes of
Section 2.6 such funds shall cease to be the  responsibility  of the Company and shall  become the  responsibility  of the Fund.  In the event  that the  parties execute  an Agency  Trading  Agreement  under  which  they will place and settle
trades  for  Portfolio  shares  through  a  the  National   Securities  Clearing
Corporation,  such Agency Trading Agreement shall govern in lieu of this Section
1.1.

The Funds shall use reasonable efforts to calculate such net asset value on each day that the New York Stock  Exchange is open for trading.  The Funds shall make the net  asset  values  available  to the  Company  on a daily  basis as soon as reasonably  practical after the net asset value is calculated  (normally by 6:30
p.m.  Boston  time) and shall use its best  efforts to make such net asset value per share available by 7 p.m. Boston time.  Notwithstanding  the foregoing,  the
Board of  Trustees of the Funds  (hereinafter  the  "Board")  may refuse to sell shares of any  Portfolio to any person,  or suspend or terminate the offering of shares of any  Portfolio  if such  action is  required  by law or by  regulatory authorities  having  jurisdiction  or is,  in the sole  discretion  of the Board acting in good faith and in light of their  fiduciary  duties under  federal and any applicable  state laws,  necessary in the best interests of the shareholders of such Portfolio.

         1.2. Each Fund, on behalf of its Portfolios, agrees to redeem for cash, on the Company's  request,  any full or fractional shares of the Portfolios held by the Company,  executing such requests on a daily basis at the net asset value next computed in accordance with the then current  prospectus for the applicable
Fund after  receipt by the  applicable  Fund of the  request for  redemption  in accordance with section 1.1 above.

         1.3.  Issuance and transfer of the  Portfolios'  shares will be by book entry only. Stock certificates will not be issued to the Company or any Account.
Shares ordered from the Portfolios will be recorded in an appropriate  title for each Account or the appropriate subaccount of each Account.

         1.4.  The Funds shall  furnish  same day notice (by wire or  telephone, followed by written  confirmation)  to the Company of any income,  dividends  or capital gain  distributions  payable on the Fund's  shares.  The Company  hereby elects to receive all such income  dividends and capital gain  distributions  as are payable on the Portfolio shares in additional shares of that Portfolio.  The
Company  reserves  the right to revoke  this  election  and to receive  all such income dividends and capital gain  distributions in cash. The Funds shall notify the Company of the number of shares so issued as payment of such  dividends  and distributions.

         1.5 The  Company  shall not  redeem  Fund  shares  attributable  to the
Contracts (as opposed to shares attributable to the Company's assets held in the
Account) except (i) as necessary to implement Contract Owner or plan participant initiated or approved transactions,  or (ii) as required by state and/or federal laws or  regulations  or  judicial  or legal  precedent  of general  application
(hereinafter  referred  to  as  "Legally  Required  Redemptions")  or  (iii)  as
permitted  by a  substitution  order  received by the Company  under  applicable provisions of the Investment Company Act of 1940 (the "1940 Act"). Upon request, the Company will promptly  furnish to the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably  satisfactory to the Underwriter)
to the effect  that any  redemption  pursuant  to clause (ii) above is a Legally
Required  Redemption.  Furthermore,  except in cases where  permitted  under the terms of the  Contracts  or the plans  funded  thereby,  the  Company  shall not prevent  Contract  Owners  or  plan  participants,  as the  case  may  be,  from allocating  payments to a Fund that was otherwise  available under the Contracts or the plans, as appropriate.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         2.1. The Company represents and warrants that the Contracts are or will be registered  under the  Securities Act of 1933 ("1933 Act") or are exempt from registration  thereof;  that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance  company duly organized and in good standing  under  applicable law and that it has  legally  and  validly  established  each  Account  prior to any issuance  or sale  thereof  as a  segregated  asset  account  under  the  Kansas
Insurance  Code and that each Account  either (1) is or will be  registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a  segregated  investment  account for the  Contracts  or (2) is both (a) not required to register as an investment company under the 1940 Act, and (b) is not subject to treatment as an  investment  company for purposes of Section 12(d) of the 1940 Act.

         2.2.  The  Underwriter  represents  and  warrants  that  each  Fund  is currently qualified as a Regulated  Investment Company under Subchapter M of the
Internal  Revenue Code of 1986,  as amended,  (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar  provision)  and that it will  notify the  Company  immediately  upon having a reasonable  basis for  believing  that any Fund ceased to so qualify or might not so qualify in the future.

         2.3. The Company represents that the Contracts are currently treated as annuity contracts under applicable  provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the  Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.4. The Underwriter  makes no  representation as to whether any aspect of any Fund's operations  (including,  but not limited to, fees and expenses and investment  policies)  complies with the insurance  laws or  regulations  of the various states.

         2.5. The  Underwriter  represents  and warrants  that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The
Underwriter  further  represents  that: (a) it will sell and distribute the Fund shares in accordance  with all  applicable  state and federal  securities  laws, including  without  limitation the 1933 Act, the 1934 Act, and the 1940 Act; and
(b) the  Funds  will be  registered  under  the  1933 and  1940  Acts,  and duly authorized  for issuance in  compliance  with all  applicable  federal and state securities laws.

         2.6. The Company  represents  and warrants  that all of its  directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or  securities  of the Funds are and shall  continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds,  in an amount not less than $5 million.  The aforesaid  Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.7 The  Underwriter  represents  and warrants  that all of its and the
Funds  directors,   officers,   employees,   investment   advisers,   and  other
individuals/entities  dealing with the money and/or  securities of the Funds are and shall  continue  to be at all times  covered by a blanket  fidelity  bond or similar  coverage  for the  benefit  of the Funds in an amount not less than the minimal  coverage  as  required  currently  by Rule  17g-(1)  of the 1940 Act or related  provisions as may be promulgated  from time to time. The aforesaid Bond shall  include  coverage for larceny and  embezzlement  and shall be issued by a reputable bonding company.

         2.8.  The  Underwriter  represents  and  warrants  that the  Funds  are lawfully  organized and validly  existing under the laws of the  Commonwealth of
Massachusetts  and that the Funds do and will  comply in all  material  respects with the 1940 Act.

         2.9.  The  Underwriter  represents  and  warrants  that the  investment adviser(s)  to the Funds is and shall  remain duly  registered  in all  material respects under all  applicable  federal and state  securities  laws and that the such  investment  adviser(s)  shall  perform  its  obligations  for the Funds in compliance  in all  material  respects  with  the  laws of the  Commonwealth  of
Massachusetts and any applicable state and federal securities laws.

ARTICLE III.   PROXY STATEMENTS; VOTING

         3.1. Unless otherwise  required or permitted by applicable federal law, the Company will distribute to Contract  owners all proxy material  furnished by the  Funds and will  vote  Portfolio  shares  in  accordance  with  instructions received from those Contract owners with Contract values  allocated to Portfolio shares.  If and to the extent  permitted by law, the Company may vote  Portfolio shares for which no  instructions  have been received in the same  proportion as shares for which such instructions have been received from Contract owners.  The
Company and its agents will in no way  recommend  action in  connection  with or oppose or interfere with the  solicitation of proxies for Portfolio  shares held by Contract  owners.  The Company reserves the right to vote Fund shares held in its  segregated  asset  accounts  in its own  name to the  extent  permitted  by applicable  law.  If it  distributes  Fund  proxies  directly,  Company  will be entitled  to  reimbursement  as though  it were a  broker-dealer  trading  on an omnibus basis.  As an alternative to soliciting  proxies  directly,  Company may participate  without charge in the Fund's proxy distribution  process,  provided that Company  supplies all  necessary  information  and complies with the Fund's procedures, and that Company remains responsible for legal compliance with proxy voting  requirements  applicable  to the Company,  or its  Contracts or Separate
Accounts.

ARTICLE IV.  SALES MATERIAL AND INFORMATION

         4.1. The Company shall furnish, or shall cause to be furnished,  to the
Underwriter or its designee, each piece of sales literature or other promotional material  in which any Fund or its  investment  adviser  or the  Underwriter  is named,  at least fifteen  Business Days prior to its use. No such material shall be used if the  Underwriter  or its designee  objects to such use within fifteen
Business Days after receipt of such material.

         4.2.  The  Company  shall  not  give  any   information   or  make  any
representations  or statements  on behalf of any Fund or concerning  any Fund in connection  with  the  sale of the  Contracts  other  than  the  information  or representations  contained in the registration  statement or prospectus for such
Fund shares,  as such  registration  statement and  prospectus may be amended or supplemented from time to time, or in reports or proxy statements for such Fund, or in sales literature or other promotional material approved by the Underwriter or its designee, except with the permission of the Underwriter or its designee.

         4.3. Sales  literature in which any Fund or its  investment  advisor is named shall be submitted to the SEC or NASD for review as required by applicable law. Copies of any comments received that relate to a Fund or the Underwriter or its affiliates shall be sent to the Underwriter or its designee.

         4.4. The  Underwriter or its designee shall furnish,  or shall cause to be furnished,  to the Company or its designee, each piece of sales literature or other  promotional  material in which the  Company or any  Account is named,  at least fifteen  Business Days prior to its use. No such material shall be used if the Company or its designee  objects to such use within  fifteen  Business  Days after receipt of such material.

         4.5.  The  Underwriter  shall  not  give  any  information  or make any representations on behalf of the Company or concerning the Company, any Account, the Contracts other than the information or  representations in sales literature or other promotional  material  approved by the Company or its designee,  except with the permission of the Company.

         4.6. The Company will provide to the  Underwriter at least one complete copy of all  registration  statements,  prospectuses,  Statements  of Additional
Information,  reports,  solicitations for voting instructions,  applications for exemptions,  requests for no action  letters,  and all  amendments to any of the above,  that relate to the  Contracts  or any Account,  promptly  after with the filing of such document with the SEC or other regulatory authorities.

         4.7. For purposes of this Article IV, the phrase  "sales  literature or other  promotional  material"  includes,  but is not limited to,  advertisements
(such as material published,  or designed for use in, a newspaper,  magazine, or other  periodical,  radio,  television,  telephone or tape recording,  videotape display,  signs or billboards,  motion pictures,  or other public media),  sales literature  (I.E.,  any  written  communication  distributed  or made  generally available to customers or the public, including brochures,  circulars,  research reports,  market letters,  form letters,  seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training  materials  or  other  communications  distributed  or  made  generally available  to some or all  agents or  employees,  and  registration  statements, prospectuses,  Statements of Additional  Information,  shareholder  reports, and proxy materials.

ARTICLE V.  FEES AND EXPENSES

         5.1.  The  Underwriter  shall pay no fee or other  compensation  to the
Company under this agreement,  except that if a Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses,  then the  Underwriter  may make payments to the Company or to the underwriter for the
Contracts  if and in amounts  agreed to by the  Underwriter  in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.

         5.2. Each Fund shall bear the expenses for the cost of registration and qualification  of its  shares,  preparation  and  filing of its  prospectus  and registration  statement,  proxy  materials and reports.  The  Underwriter  shall provide to the  Company  one copy for each  Account of each  Fund's  prospectus, proxy  materials  and reports.  The Company  shall  provide,  at its own expense unless  otherwise  agreed to in writing by the Company and any  affiliate of the
Underwriter,  a copy  of such  prospectuses,  proxy  materials  and  reports  to
Contract  owners who have  allocated  a portion of their  Contract  value to the applicable Fund. In addition, the Company shall not permit any Contract owner to allocate  any portion of their  Contract  value to a Fund  unless  prior to such allocation  such  Contract  owner  has  received  a copy of the  Fund's  current prospectus.  Nothing in this Agreement shall preclude the Company from receiving prospectuses,  SAIs,  shareholder reports, proxy materials or other materials of the Funds which would otherwise be available to the Company or its broker-dealer affiliate  pursuant to the Selling Dealer Agreement of even date between FDC and the Company's broker-dealer affiliate.

ARTICLE VI.  INDEMNIFICATION

         6.1.  INDEMNIFICATION BY THE COMPANY

         6.1(a). The Company agrees to indemnify and hold harmless each Fund and each trustee of the Board and officers and each person, if any, who controls any
Fund  within  the  meaning  of  Section  15 of the 1933 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Section  6.1) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written  consent of the Company) or  litigation  (including  legal and other expenses),  to which  the  Indemnified  Parties  may  become  subject  under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages,  liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or  acquisition of any Fund's shares or of the Contracts and arise out of or result from or are based upon:

                (i) any untrue  statements or alleged  untrue  statements of any
                material  fact  contained  in  the  Registration   Statement  or
                prospectus  for the  Contracts or contained in the  Contracts or
                sales   literature  for  the  Contracts  (or  any  amendment  or
                supplement  to any of the  foregoing),  or  arise  out of or are based upon the omission or the alleged omission to state therein a material  fact  required to be stated  therein or necessary to make the statements  therein not misleading,  provided that this agreement  to  indemnify  shall not apply as to any  Indemnified
                Party if such statement or omission or such alleged statement or omission  was  made in  reliance  upon  and in  conformity  with information furnished to the Company by or on behalf of any Fund for use in the  Registration  Statement  or  prospectus  for the
                Contracts  or in the  Contracts  or  sales  literature  (or  any amendment  or  supplement  thereto)  or  otherwise  for  use  in connection with the sale of the Contracts or any Fund shares; or

                (ii)  statements or  representations  (other than  statements or
                representations   contained  in  the   Registration   Statement,
                prospectus  or sales  literature of any Fund not supplied by the
                Company,  or persons  under its control) or wrongful  conduct of the Company or persons  under its  control,  with respect to the sale or distribution of the Contracts or any Fund Shares; or

                (iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature  of any Fund or any  amendment  thereof or supplement thereto or the omission or alleged  omission to state  therein a material fact required to be stated therein or necessary to make the  statements  therein not  misleading  if such a statement or omission was made in reliance upon information  furnished to the
                Underwriter by or on behalf of the Company; or

                (iv)  failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                (v) material breach of any  representation  and/or warranty made by the Company in this Agreement or any other material breach of this Agreement by the Company.

         6.1(b).  The  Company  shall not be liable  under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have  notified  the  Company in writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the  Indemnified  Party  against whom such action is brought  otherwise  than on account of this  indemnification  provision.  In case any such action is brought against the Indemnified  Parties,  the Company shall be entitled to participate, at its own  expense,  in the defense of such  action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party  named in the action.  After  notice from the Company to such party of the Company's  election to assume the defense  thereof,  the  Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and the Company will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

         6.1(c). The Indemnified Parties will promptly notify the Company of the commencement  of any litigation or proceedings  against them in connection  with the issuance or sale of any Fund's  Shares or the  Contracts or the operation of any Fund.

         6.1(d).  The  Company  shall not be liable  under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed  against an  Indemnified  Party as such may arise from such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's  reckless  disregard of obligations or duties under this Agreement or to the Funds, whichever is applicable.

         6.2.  INDEMNIFICATION BY THE UNDERWRITER

         6.2(a).  The  Underwriter  agrees to  indemnify  and hold  harmless the
Company and each of its  directors  and officers  and each  person,  if any, who controls  the  Company  within  the  meaning  of  Section  15 of  the  1933  Act
(collectively,  the  "Indemnified  Parties"  for  purposes of this  Section 6.2)
against any and all losses, claims, damages, liabilities (including amounts paid in  settlement  with the  written  consent  of the  Underwriter)  or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute,  at common law or otherwise,  insofar as such losses, claims,  damages,  liabilities  or expenses  (or actions in respect  thereof) or settlements  are related to the sale or  acquisition of any Fund's shares or the
Contracts and arise out of or result from or are based upon any:

                (i) untrue statement or alleged untrue statement of any material fact  contained in the  Registration  Statement or prospectus or sales  literature of any Fund (or any amendment or supplement to any of the  foregoing),  or arise out of or are  based  upon the omission  or the alleged  omission  to state  therein a material fact  required  to be stated  therein or  necessary  to make the statements therein not misleading,  provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged  statement or omission was made  in  reliance  upon  and  in  conformity  with  information furnished to the  Underwriter by or on behalf of the Company for use in the Registration  Statement or prospectus for any Fund or in sales literature (or any amendment or supplement  thereto) or otherwise for use in  connection  with the sale of the Contracts or any Fund shares; or

                (ii)  statements or  representations  (other than  statements or
                representations   contained  in  the   Registration   Statement,
                prospectus or sales literature for the Contracts not supplied by the  Underwriter  or  persons  under its  control)  or  wrongful conduct  of any Fund,  or  Underwriter  or persons  under  their control,  with  respect  to  the  sale  or  distribution  of the
                Contracts or any Fund shares; or

                (iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature  covering the Contracts,  or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein  a  material  fact  required  to be  stated  therein  or necessary  to make  the  statement  or  statements  therein  not misleading,  if such  statement or omission was made in reliance upon information furnished to the Company by or on behalf of any
                Fund; or

                (iv) failure by any Fund to provide the services and furnish the materials under the terms of this Agreement; or

                (v) material breach of any  representation  and/or warranty made by the  Underwriter  in this  Agreement  or any  other  material breach of this Agreement by the Underwriter.

         6.2(b). The Underwriter shall not be liable under this  indemnification provision  with  respect to any claim made against an  Indemnified  Party unless such  Indemnified  Party shall have notified the Underwriter in writing within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated  agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought
against  the  Indemnified   Parties,   the  Underwriter   will  be  entitled  to
participate,  at its own expense,  in the defense thereof.  The Underwriter also shall be  entitled  to assume  the  defense  thereof,  with  counsel  reasonably satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's  election to assume the defense thereof,  the
Indemnified  Party shall bear the fees and  expenses of any  additional  counsel retained by it, and the Underwriter  will not be liable to such party under this
Agreement for any legal or other  expenses  subsequently  incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         6.2(c).  The Company agrees  promptly to notify the  Underwriter of the commencement of any litigation or proceedings  against it or any of its officers or directors  in  connection  with the issuance or sale of the  Contracts or the operation of any Account.

         6.2(d). The Underwriter shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed  against an  Indemnified  Party as such may arise from such
Indemnified Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such Indemnified  Party's duties or by reason of such Indemnified
Party's  reckless  disregard of obligations or duties under this Agreement or to the Company or the Accounts, whichever is applicable.

ARTICLE VII. APPLICABLE LAW

         7.1.  This  Agreement  shall be  construed  and the  provisions  hereof interpreted  under  and in  accordance  with  the  laws of the  Commonwealth  of
Massachusetts.

         7.2.  This  Agreement  shall be subject to the  provisions of the 1933,
1934 and 1940  Acts,  and the  rules and  regulations  and  rulings  thereunder, including such exemptions from those statutes,  rules and regulations as the SEC may grant and the terms hereof shall be interpreted  and construed in accordance therewith.

ARTICLE VIII. TERMINATION

         8.1. This  Agreement  shall continue in full force and effect until the first to occur of:

         (a)    termination  by any party for any reason on one  hundred  eighty
                (180)  days'  advance  written  notice  delivered  to the  other parties; or

         (b)    termination by the Company by written notice to the  Underwriter
                with  respect  to  any   Portfolio   based  upon  the  Company's
                determination  that shares of such  Portfolio are not reasonably available to meet the requirements of the Contracts; or

         (c)    termination by the Company by written notice to the  Underwriter with  respect to any  Portfolio  in the event  such  Portfolio's shares are not  registered,  issued or sold in  accordance  with applicable  state and/or  federal law or such law  precludes the use of such  shares as the  underlying  investment  media of the
                Contracts issued or to be issued by the Company; or

         (d)    termination by the Company by written notice to the  Underwriter in the event that any Portfolio ceases to qualify as a Regulated
                Investment  Company under  Subchapter M of the Code or under any successor  or similar  provision,  or if the Company  reasonably believes that any Portfolio may fail to so qualify; or

         (e)    termination by the Underwriter by written notice to the Company, in its sole judgment  exercised in good faith,  that the Company and/or its affiliated  companies has suffered a material adverse change  in its  business,  operations,  financial  condition  or prospects  since the date of this Agreement or is the subject of material adverse publicity; or

         (f)    termination by the Company by written notice to the Underwriter, if the Company shall determine,  in its sole judgment  exercised in  good  faith,  that  either  the  Underwriter  or a Fund  has suffered a material adverse change in its business,  operations,
                financial   condition  or  prospects  since  the  date  of  this
                Agreement or is the subject of material adverse publicity.

         8.2 Notwithstanding any termination of this Agreement,  the Underwriter shall,  at the option of the  Company,  continue  to make  available  additional shares of the Funds pursuant to the terms and conditions of this Agreement,  for all Contracts in effect on the effective date of termination of this  Agreement.
The   provisions   of  Articles  II   (Representations   and   Warranties),   VI
(Indemnification), VII (Applicable Law) and X (Miscellaneous), excluding section
10.8,  shall  survive  termination  of this  Agreement.  In addition,  all other applicable  provisions of this  Agreement  shall survive  termination as long as shares of the Fund are held on behalf of Contract owners in accordance with this section 8.2,  except that the  Underwriter  shall have no further  obligation to make Fund shares available in Contracts issued after termination.

ARTICLE IX.  NOTICES

         Any  notice  shall be  sufficiently  given when sent by  registered  or certified  mail to the other  party at the address of such party set forth below or at such other  address as such party may from time to time specify in writing to the other party.

         If to the Underwriter:
                      82 Devonshire Street
                      Boston, Massachusetts  02109
                      Attention:  Treasurer

         If to the Company:

                      700 SW Harrison
                      Topeka, Kansas 66636
                      Attention: General Counsel

ARTICLE X.  MISCELLANEOUS

         10.1.  Subject to the  requirements  of legal  process  and  regulatory authority,  the Underwriter  shall treat as confidential the names and addresses of the owners of the Contracts and each party hereto shall treat as confidential all  information  reasonably  identified as confidential in writing by any other party  hereto.  Except as  permitted  by this  Agreement,  neither  party  shall disclose, disseminate or utilize such names and addresses and other confidential information of the other party without the express  written consent of the other party until after such time, if any, as it has come into the public domain.

         10.2.  The captions in this  Agreement are included for  convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         10.3.  This  Agreement  may be executed  simultaneously  in two or more counterparts,  each of which taken  together  shall  constitute one and the same instrument.

         10.4. If any provision of this Agreement  shall be held or made invalid by a court decision,  statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         10.5.  Each party hereto shall  cooperate with each other party and all appropriate  governmental authorities (including without limitation the SEC, the
NASD  and  state  insurance   regulators)  and  shall  permit  such  authorities
reasonable  access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

         10.6. The rights,  remedies and obligations contained in this Agreement are  cumulative  and  are in  addition  to any  and  all  rights,  remedies  and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         10.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party  without the prior  written  consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or  obligations  hereunder to any  affiliate  of or company  under common control with the  Underwriter,  if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

         10.8. The Company shall furnish, or shall cause to be furnished, to the
Fund or its designee copies of the following reports:

         (a)   the  Company's   annual   statement   (prepared  under  statutory
               accounting   principles)   and  annual  report   (prepared  under
               generally accepted accounting  principles  ("GAAP")),  as soon as practical  and in any event  within 90 days after the end of each fiscal year;

         (b)   the Company's quarterly statements  (statutory and GAAP), as soon as  practical  and in any event  within 45 days  after the end of each quarterly period;

         (c)   any financial statement, proxy statement, notice or report of the
               Company sent to stockholders  and/ or  policyholders,  as soon as practical after the delivery thereof to stockholders;

         (d)   any  registration  statement  (without  exhibits)  and  financial reports of the Company  filed with the  Securities  and  Exchange
               Commission or any state insurance regulator, as soon as practical after the filing thereof;

         (e)   any other  nonconfidential  report  submitted  to the  Company by independent accountants in connection with any annual, interim or special  audit made by them of the books of the Company,  as soon as practical after the receipt thereof.

         10.9 All persons dealing with any Fund must look solely to the property of the Fund for the  enforcement  of any claims  against the Fund as neither the
Board,  officers,  agents  or  shareholders  of any  Fund  assume  any  personal liability for obligations entered into or on behalf of the Fund.

         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Agreement  to be executed  in its name and on its behalf by its duly  authorized representative as of the date first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:       KALMAN BAKK
          -------------------------
Name:     Kalman Bakk
Title:    Chief Marketing Officer
          Senior Vice President

FIDELITY DISTRIBUTORS CORPORATION

By:       MIKE KELLOGG
          -------------------------
          Mike Kellogg
          Executive Vice President

                                   SCHEDULE A

                       Policy Form Numbers
Name and Date of         of Contracts
Formation of             Issued Through            Corresponding Mutual
SEPARATE ACCOUNT         SEPARATE ACCOUNT         FUND OR FUND PORTFOLIO
--------------------   -------------------        ----------------------

SBL Variable Annuity                         Fidelity Advisor Value Strategies T
 Account XIV 6/26/00         V6029

                                             Fidelity Advisor Dividend Growth T

                                             Fidelity Advisor Mid Cap T

                                             Fidelity Advisor International
                                              Capital Appreciation T

                              SUB-LICENSE AGREEMENT

        Agreement  effective  as of this  1st day of July,  2001 by and  between
Fidelity Distributors Corporation (hereinafter called "Fidelity"), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire  Street,  Boston,  Massachusetts, and Security Benefit Life Insurance Company  (hereinafter  called "Company"),  a company  organized  and existing  under the laws of the State of Kansas,  with a principal place of business at 700 SW Harrison, Topeka, KS 66636.

        WHEREAS, FMR Corp., a Massachusetts  corporation,  the parent company of
Fidelity, is the owner of the trademark and the tradename "FIDELITY INVESTMENTS"
and is the owner of a trademark in a pyramid design  (hereinafter,  collectively the  "Fidelity  Trademarks"),  a copy of each of which  is  attached  hereto  as
Exhibit "A"; and

        WHEREAS,  FMR Corp.  has  granted a license  to  Fidelity  (the  "Master
License  Agreement") to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional  Materials as hereinafter  defined; and

        WHEREAS,  Company  is  desirous  of using  the  Fidelity  Trademarks  in
connection  with   distribution  of  "sales  literature  and  other  promotional material" with information,  including the Fidelity Trademarks,  printed in said material (such material  hereinafter called the Promotional  Material).  For the purpose of this Agreement,  "sales  literature and other  promotional  material"
shall have the same meaning as in the certain  Participation  Agreement dated as of the between Fidelity and Company (hereinafter "Participation Agreement"); and

        WHEREAS,  Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises  hereinafter  set forth,  the parties hereby agree as follows:

        1. Fidelity hereby grants to Company a  non-exclusive,  non-transferable license  to use the  Fidelity  Trademarks  in  connection  with the  promotional distribution  of the  Promotional  Material and Company  accepts  said  license, subject to the terms and conditions set forth herein.

        2. Company  acknowledges that FMR Corp. is the owner of all right, title and  interest  in the  Fidelity  Trademarks  and agrees  that it will do nothing inconsistent  with the ownership of the Fidelity  Trademarks  by FMR Corp.,  and that it will not, now or  hereinafter,  contest any  registration or application for  registration of the Fidelity  Trademarks by FMR Corp.,  nor will it, now or hereafter,  aid  anyone  in  contesting  any  registration  or  application  for registration of the Fidelity Trademarks by FMR Corp.

        3. Company  agrees to use the Fidelity  Trademarks  only in the form and manner approved by Fidelity and not to use any other trademark,  service mark or registered  trademark in combination with any of the Fidelity Trademarks without approval by Fidelity.

        4. Company  agrees that it will place all necessary  and proper  notices and legends in order to protect the interests of FMR Corp. and Fidelity  therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to,  symbols  indicating  trademarks,  service marks and  registered trademarks.  Company  will place such  symbols  and  legends on the  Promotional
Material as  requested  by Fidelity or FMR Corp.  upon receipt of notice of same from Fidelity or FMR Corp.

        5. Company agrees that the nature and quality of all of the  Promotional
Material distributed by Company bearing the Fidelity Trademarks shall conform to standards set by, and be under the control of, Fidelity.

        6. Company agrees to cooperate with Fidelity in facilitating  Fidelity's control  of the  use of  the  Fidelity  Trademarks  and  of the  quality  of the
Promotional  Material  to permit  reasonable  inspection  of  samples of same by
Fidelity and to supply  Fidelity  with  reasonable  quantities of samples of the
Promotional Material upon request.

        7. Company shall comply with all  applicable  laws and  regulations  and obtain  any and all  licenses  or  other  necessary  permits  pertaining  to the distribution of said Promotional Material.

        8.  Company  agrees to notify  Fidelity of any  unauthorized  use of the
Fidelity  Trademarks by others promptly as it comes to the attention of Company.
Fidelity  or FMR Corp.  shall have the sole  right and  discretion  to  commence actions or other  proceedings for infringement,  unfair  competition or the like involving  the  Fidelity  Trademarks  and Company  shall  cooperate  in any such proceedings if so requested by Fidelity or FMR Corp.

        9. This agreement shall continue in force until  terminated by Fidelity.
This agreement  shall  automatically  terminate  upon  termination of the Master
License Agreement. In addition,  Fidelity shall have the right to terminate this agreement at any time upon notice to Company,  with or without  cause.  Upon any such  termination,  Company agrees to cease  immediately all use of the Fidelity
Trademarks and shall destroy, at Company's expense, any and all materials in its possession  bearing the Fidelity  Trademarks,  and agrees that all rights in the
Fidelity  Trademarks and in the goodwill  connected  therewith  shall remain the property of FMR Corp.  Unless so terminated by Fidelity,  or extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement.

        10. Company shall indemnify Fidelity and FMR Corp. and hold each of them harmless from and against any loss,  damage,  liability,  cost or expense of any nature whatsoever, including without limitation,  reasonable attorneys' fees and all court costs, arising out of use of the Fidelity Trademarks by Company.

        11. In consideration  for the promotion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license.

        12. This agreement is not intended in any manner to modify the terms and conditions of the Participation  Agreement. In the event of any conflict between the terms and  conditions  herein and thereof,  the terms and  conditions of the
Participation Agreement shall control.

        13. This  agreement  shall be  interpreted  according to the laws of the
Commonwealth of Massachusetts.

        IN WITNESS WHEREOF,  the parties hereunto set their hands and seals, and hereby execute this agreement, as of the date first above written.

                            FIDELITY DISTRIBUTORS CORPORATION

                                   MIKE KELLOGG
                                   -------------------------
                            By:    Mike Kellogg
                            Title: Executive Vice President
                            Date:  7-20-01

                            SECURITY BENEFIT LIFE INSURANCE COMPANY

                                   KALMAN BAKK
                                   -------------------------
                            By:    Kalman Bakk
                            Title: Senior Vice President
                                   & Chief Marketing Officer
                            Date:  7-12-01

                                    EXHIBIT A

         Int. Cl.: 36

         Prior U.S. Cls.: 101 and 102
                                                            Reg. No. 1,481,040

         UNITED STATES PATENT AND TRADEMARK OFFICE          REGISTERED MAR. 15, 1988
         ---------------------------------------------------------------------------

                                  SERVICE MARK
                               PRINCIPAL REGISTER

                                    FIDELITY

                                   INVESTMENTS

   FMR CORP. (MASSACHUSETTS               FIRST USE 2-22-1984; IN COMMERCE 2-22-1984.
    CORPORATION)
   82 DEVONSHIRE STREET                   NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE
   BOSTON, MA  02109, ASSIGNEE OF         "INVESTMENTS", APART FROM THE MARK AS SHOWN.
    FIDELITY DISTRIBUTORS CORPORATION
  (MASSACHUSETTS CORPORATION)
    BOSTON, MA
    02109
                                          SER. NO. 641,707, FILED 1-28-1987
   FOR: MUTUAL FUND AND STOCK
    BROKERAGE SERVICES, IN CLASS          RUSS HERMAN, EXAMINING ATTORNEY
   36 (U.S. CLS. 101 AND 102)